EXHIBIT 16.1

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

August 16, 2010

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Oxysure Systems, Inc.

We have read the statements that we understand Oxysure Systems, Inc. will include under Item 23.4 of the Form
 S-1/A filing. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC
Certified Public Accountants